UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2025

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41961	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4677 L B McLeod Rd, Suite J
Orlando, FL	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 921-4600

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 30, 2025, the Board of Directors (the “Board”) of Unusual Machines, Inc. (the “Company”) approved a Resolution establishing the compensation for the non-management directors of the Company at $160,000 per year, payable in equal quarterly installments. Each non-management director must provide the Company with written notice at least 10 days before the end of each quarter indicating whether they want cash or stock (except for the quarter ending September 30, 2025 where the election shall be made by October 10, 2025).

In addition, on September 30, 2025 the Board of the Company approved increasing the annual salaries for senior management effective October 1, 2025 as follows: $300,000 for Dr. Allan Evans, the Company’s Chief Executive Officer, $270,000 for Brian Hoff, the Company’s Chief Financial Officer, and $270,000 for Andrew Camden, the Company’s Chief Operating Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: October 6, 2025	By:	/s/ Brian Hoff
	Name:	Brian Hoff
	Title:	Chief Financial Officer

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